As filed with the Securities and Exchange Commission on August 29, 2012

Registration No. 333-130301

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

DELTA NATURAL GAS COMPANY, INC.
(Exact name of Registrant as Specified in its Charter)

_____________________________

Kentucky	61-0458329
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

_____________________

3617 Lexington Road
Winchester, Kentucky  40391
(859) 744-6171
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

_____________________

Glenn R. Jennings
Chairman of the Board, President and Chief Executive Officer
Delta Natural Gas Company, Inc.
3617 Lexington Road
Winchester, Kentucky  40391
(859) 744-6171
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

_______________________

Approximate Date of Commencement of Proposed Sale to the Public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   X

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   

If this Form is a registration  statement  pursuant to General  Instruction I.D. or a  post-effective  amendment  thereto that shall become  effective  upon filing with the  Commission  pursuant to Rule 462(e) under the  Securities  Act, check the following box. 

If this Form is a post-effective  amendment  to a  registration  statement filed  pursuant to  General  Instruction  I.D. filed to register  additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐          Accelerated filer ☒      Non-accelerated filer ☐   Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1 par value	79,099 (1)	NA (1)	NA (1)	NA (1)

(1)  Explanatory Note:  Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), the purpose of this amendment is (a) to increase the number of shares registered that may become subject to the Delta Natural Gas Company, Inc. Dividend Reinvestment and Stock Purchase Plan as a result of a two-for-one stock split distributed on May 1, 2012 to prevent dilution resulting from the two-for-one stock split, and (b) to register an additional indeterminate number of shares that may be offered or issued as a result of future stock splits, stock dividends or similar transactions in order to prevent dilution resulting from future stock splits, stock dividends or similar transactions.  Immediately prior to the stock split, there were 79,099 shares registered under the registration statement amended hereby and remaining to be sold thereunder.  As a result of the two-for-one stock split, an additional 79,099 shares of common stock are registered by this amendment pursuant to Securities Act Rule 416(b).  The registration fee was previously paid in connection with the initial filing of the registration statement on December 14, 2005.

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered.  All fees and expenses will be paid by us.  Except  for the  registration  fee,  all the  amounts  shown are estimates and include estimated fees in connection with the registration statement prior to this post-effective amendment.

Registration	$ 552
Blue Sky Fees and Expenses	7,500
Accounting Fees	10,500
Legal Fees	18,000
Printing	2,200
Miscellaneous Expenses	1,248
Total	$ 40,000

Item 15.  Indemnification of Directors and Officers.

Indemnification of directors and officers of Kentucky corporations is governed by Sections 271B.8-500 through 271B.8-580 of the Kentucky Revised Statutes (the "Act").  The Act also permits a corporation to provide insurance for directors and officers against claims arising out of their services in those capacities. We provide our directors and officers with indemnification insurance coverage with limits up to $20,000,000.00.

Under the Act, a corporation may indemnify an individual against judgments, amounts paid in settlement, penalties, fines and reasonable expenses (including attorneys' fees) incurred by the individual in connection with any threatened or pending suit or proceeding or any appeal thereof (other than (1) an action by or in the right of the corporation in which the individual is adjudged liable to the corporation or (2) any proceeding charging improper personal benefit to the individual), whether civil or criminal, by reason of the fact that the individual is or was a director or officer of the corporation (or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind), if such director or officer:

(1)            acted in good faith;

(2)            which the director or officer reasonably believed:

(a)            to be in the best interest of the corporation; and

(b)            in all cases not involving conduct in the director's or officer's  official capacity, that the director's or officer's acts were at least not opposed to the best interest of the corporation; and

(3)            in criminal actions or proceedings only, the director or the officer must have had no reasonable cause to believe his or her conduct was unlawful.

Under agreements with our officers, we have agreed to indemnify the officers against liability for actions taken by them in good faith while performing services for the registrant and have agreed to pay legal expenses arising from any such proceedings.  Some of the officer agreements also obligate us to indemnify the officer to the full extent permitted by Kentucky law.

Further, our by-laws have provisions requiring us to indemnify our officers and directors for actions taken in good faith and in the reasonable belief that such actions were in our (Delta's) best interests.  Our by-laws also permit us to indemnify our officers and directors to the full extent permitted by law.

Article VII of the registrant's by-laws, entitled Indemnification, provides as follows:

ARTICLE VII

Indemnification

7.1 Definitions. As used in this Article VII:

(a) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal;

(b) "Party" includes a person who was, is or is threatened to be made a named defendant or respondent in a Proceeding;

 (c) "Expenses" include attorneys fees;

(d) "Officer" means any person serving as Chairman of the Board of Directors, President, Vice-President, Treasurer, Secretary or Assistant Secretary of the Corporation;

(e) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, Partner, Trustee, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director shall be considered serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

7.2 Indemnification by Corporation.

(a) The Corporation shall indemnify any Officer or Director who is made a Party to any Proceeding by reason of the fact that such person is or was an Officer or Director if:

(1) Such Officer or Director conducted himself or herself in good faith; and

(2) Such Officer or Director reasonably believed:

(i) In the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the best interest of the Corporation; and

(ii) In all other cases, that his or her conduct was at least not opposed to the best interest of the Corporation; and

(3) In the case of any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

(b) A Director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believes to be in the interest of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of Section 7.2 (a)(2)(ii) of these By-Laws.

(c) Indemnification shall be made against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses, actually incurred by such Officer or Director in connection with a Proceeding, except that if the Proceeding was by or in the right of the Corporation, indemnification shall be made only against such reasonable expenses and shall not be made in respect of any Proceeding in which the Officer or Director shall have been adjudged to be liable to the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, by itself, be determinative that the Officer or Director did not meet the requisite standard of conduct set forth in this Section 7.2.

(d)            (1) Reasonable expenses incurred by an Officer or Director as a Party to a Proceeding with respect to which indemnity is to be provided under this Section 7.2 shall be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding provided:

(i) The Corporation receives (I) a written affirmation by the Officer or Director of his or her good faith belief that he or she has met the requisite standard of conduct set forth in this Section 7.2, and (II) the Corporation receives a written undertaking by or on behalf of the Officer or Director to repay such amount if it shall ultimately be determined that he or she has not met such standard of conduct; and

(ii) The Corporation's Board of Directors (or other appropriate decisionmaker for the Corporation) determines that the facts then known to the Board of Directors (or decisionmaker) would not preclude indemnification under Kentucky law.

(2) The undertaking required herein shall be an unlimited general obligation of the Officer or Director but shall not require any security and shall be accepted without reference to the financial ability of the Officer or Director to make repayment.

(3) Determinations and authorizations of payments under this Section 7.2(d) shall be made in the manner specified in Section 7.2(e) of these By-Laws.

(e)            (1) The Corporation shall not indemnify an Officer or Director under this Section 7.2 unless authorized in the specific case after a determination has been made that indemnification of the Officer or Director is permissible in the circumstances because he or she has met the standard of conduct set forth in this Section 7.2.

(2) Such determination shall be made:

 (i) By the Corporation's Board of Directors by majority vote of a quorum consisting of directors not at the time Parties to the Proceeding;

(ii) If a quorum cannot be obtained under Section 7.2(e)(2)(i), by majority vote of a committee duly designated by the Corporation's Board of Directors (in which designation directors who are Parties may participate), consisting solely of two (2) or more directors not at the time Parties to the Proceeding; or

(iii) By special legal counsel:

(I) Selected by Corporation's Board of Directors or its committee in the manner prescribed in Sections 7.2(e)(2)(i) and (ii); or

(II) If a quorum of the Board of Directors cannot be obtained under Section 7.2(e)(2)(i) and a committee cannot be designated under Section 7.2(e)(2)(ii), selected by a majority vote of the full Board of Directors (in which selection directors who are Parties may participate); or

(3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 7.2(e)(2)(iii) to select counsel.

7.3 Further Indemnification. Notwithstanding any limitation imposed by Section 7.2 or elsewhere and in addition to the indemnification set forth in Section 7.2, the Corporation, to the full extent permitted by law, may agree by contract or otherwise to indemnify any Officer or Director and hold him or her harmless against any judgments, penalties, fines, settlements and reasonable expenses actually incurred or reasonably anticipated in connection with any Proceeding in which any Officer or Director is a Party, provided the Officer or Director was made a Party to such Proceeding by reason of the fact that he or she is or was an Officer or Director of the Corporation or by reason of any inaction, nondisclosure, action or statement made, taken or omitted by or on behalf of the Officer or Director with respect to the Corporation or by or on behalf of the Officer or Director in his or her capacity as an Officer or Director.

7.4 Insurance. The Corporation may, in the discretion of the Board of Directors, purchase and maintain or cause to be purchased and maintained insurance on behalf of all Officers and Directors against any liability asserted against them or incurred by them in their capacity or arising out of their status as an Officer or Director, to the extent such insurance is reasonably available. Such insurance shall provide such coverage for the Officers and Directors as the Board of Directors may deem appropriate.

Item 16. Exhibits.

Exhibit No.   Description

3(i)	Amended and Restated Articles of Incorporation (dated November 16, 2006) are incorporated herein by reference to Exhibit 3(i) to Registrant's Form 10-K/A (File No. 000-08788) for the period ended June 30, 2007.

3(ii)	Amended and Restated By-Laws (dated September 24, 2010) are incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K (File No. 000-8788) filed on September 27, 2010.

4	Note Purchase and Private Shelf Agreement dated December 8, 2011 in respect of 4.26% Senior Notes, Series A, due December 20, 2031, is incorporated herein by reference to Exhibit 10.01 to Registrant's Current Report on Form 8-K (File No. 000-8788) filed on December 13, 2011.

5(a)**	Opinion of Stoll Keenon & Park, LLP (predecessor to Stoll Keenon Ogden PLLC).

5(b)*	Opinion of Stoll Keenon Ogden PLLC.

12*	Computation of Consolidated Earnings to Ratio of Fixed Charges

23(a)*	Consent of Deloitte & Touche LLP.

23(b)**	Consent of Stoll Keenon & Park, LLP (predecessor to Stoll Keenon Ogden PLLC).

23(c)*	Consent of Stoll Keenon Ogden PLLC (included in Exhibit 5).

24(a)**	Power of Attorney.

24(b)*	Power of Attorney of Edward J. Holmes.

99(a)**	Amended and Restated Dividend Reinvestment and Stock Purchase Plan Authorization Form.

99(b)**	Amended and Restated Dividend Reinvestment and Stock Purchase Plan.

* Filed herewith.
** Previously filed with registration statement on December 14, 2005 and incorporated herein by reference.

Item 17. Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 (§239.11 of this chapter) or Form S–3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, State of Kentucky, on the 28th day of August, 2012.

      DELTA NATURAL GAS COMPANY, INC.

      By:      /s/Glenn R. Jennings__________________
    Glenn R. Jennings, Chairman of the Board,
    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(i)  Principal Executive Officer:

/s/Glenn R. Jennings	Chairman of the Board, President	August 28, 2012
Glenn R. Jennings	and Chief Executive Officer

(ii)  Principal Financial Officer:

/s/John B. Brown	Chief Financial Officer,	August 28, 2012
John B. Brown	Treasurer and Secretary

(iii)  Principal Accounting Officer:

/s/Matthew D. Wesolosky	Vice President – Controller	August 28, 2012
Matthew D. Wesolosky

(iv)  A Majority of the Board of Directors:

*	Director	August 28, 2012
Lanny D. Greer

*	Director	August 28, 2012
Edward J. Holmes

/s/Glenn R. Jennings	Director	August 28, 2012
Glenn R. Jennings

*	Director	August 28, 2012
Michael J. Kistner

*	Director	August 28, 2012
Lewis N. Melton

*	Director	August 28, 2012
Arthur E. Walker, Jr.

*	Director	August 28, 2012
Michael R. Whitley

* By /s/Glenn R. Jennings
Glenn R. Jennings

Exhibit Index

Exhibit No.   Description

3(i)	Amended and Restated Articles of Incorporation (dated November 16, 2006) are incorporated herein by reference to Exhibit 3(i) to Registrant's Form 10-K/A (File No. 000-08788) for the period ended June 30, 2007.

3(ii)	Amended and Restated By-Laws (dated September 24, 2010) are incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K (File No. 000-8788) filed on September 27, 2010.

4	Note Purchase and Private Shelf Agreement among Delta Natural Gas Company, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, MTL Insurance Company and other purchasers that may become a party thereto dated as of December 8, 2011, is incorporated herein by reference to Exhibit 10.01 to Registrant's Current Report on Form 8-K (File No. 000-8788) filed on December 13, 2011.

5(a)**	Opinion of Stoll Keenon & Park, LLP (predecessor to Stoll Keenon Ogden PLLC).

5(b)*	Opinion of Stoll Keenon Ogden PLLC.

23(a)*	Consent of Deloitte & Touche LLP.

23(b)**	Consent of Stoll Keenon & Park, LLP (predecessor to Stoll Keenon Ogden PLLC).

23(c)*	Consent of Stoll Keenon Ogden PLLC (included in Exhibit 5).

24(a)**	Power of Attorney.

24(b)*	Power of Attorney of Edward J. Holmes.

99(a)**	Amended and Restated Dividend Reinvestment and Stock Purchase Plan Authorization Form.

99(b)**	Amended and Restated Dividend Reinvestment and Stock Purchase Plan.

* Filed herewith.
** Previously filed with registration statement on December 14, 2005 and incorporated herein by reference.

005522.005777/4027495.5

EXHIBIT 5(b)                                                                                                                          OPINION OF STOLL KEENON OGDEN PLLC

STOLL KEENON OGDEN PLLC
300 West Vine Street, Ste. 2100
Lexington, Kentucky  40507

August 28, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

           Re:                                                    Delta Natural Gas Company, Inc.
           Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

            We are acting as counsel to Delta Natural Gas Company, Inc., a Kentucky corporation (the "Corporation"), in connection with its Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-130301) (the "Amendment").  The purpose of the Amendment is, pursuant to Rule 416 of the Securities Act of 1933, as amended, to register an additional 79,099 shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), that may be sold under the Corporation's Dividend Reinvestment and Stock Purchase Plan as a result of a two-for-one stock split distributed on May 1, 2012.

In our capacity as counsel to the Corporation, we have familiarized ourselves with the corporate affairs of the Corporation and are familiar with the actions taken by the Corporation in connection with the aforementioned issuance and sale.  We have examined the original or certified copies of all such records and plans of the Corporation and all such certificates of public officials and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies.

                Based on the foregoing, it is our opinion that:

1. The Corporation is a corporation and validly existing under the laws of the Commonwealth of Kentucky.

2. The Common Stock is duly authorized and, when sold and paid for in accordance with the Corporation's Dividend Reinvestment Plan, will be legally issued, fully paid and non-assessable.

                We hereby consent to the filing of this opinion as an Exhibit to the Amendment and any discussion or reference to us providing this opinion in the registration statement or Amendment or any prospectus.

Very truly yours,

                                                                                       /s/ Stoll Keenon Ogden PLLC

EXHIBIT 24(b)                                                                                                                              POWER OF ATTORNEY OF EDWARD J. HOLMES

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears immediately below constitutes and appoints Glenn R. Jennings and John B. Brown, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to that certain Registration Statement of Delta Natural Gas Company, Inc. on Form S-3 (Reg. No. 333-130301), and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

_/s/ Edward J. Holmes                                                                                    Director                     June 8, 2012
Edward J. Holmes

005522.005777/4027495.5